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EXHIBIT NO. 99.1: Press release of Alcan Aluminium Limited, dated February 19, 2001.

Press Release
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FOR IMMEDIATE RELEASE
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                    ALCAN INC.: NEW NAME FOR GLOBAL LEADER IN
                             ALUMINUM AND PACKAGING

MONTREAL, CANADA - FEBRUARY 19, 2001 - ALCAN ALUMINIUM LIMITED (NYSE, TSE: AL) today announced that effective March 1, 2001 the Company's legal name will be changed to ALCAN INC. in order to reflect the Company's increasingly diversified product mix and global character.

"From pharmaceuticals to food and cosmetic packaging, our merger with algroup has given us holdings in several key packaging industries. The name change will better reflect this diversity, not only of products but also of materials," said Bill Blundell, Interim President and CEO of Alcan. "It represents the beginning of an exciting phase in Alcan's history. Today we offer a variety of packaging solutions using paperboard, plastics, glass and other materials, as well as aluminum foil. We also provide advanced technology offerings in the engineered products, mass transportation and automotive sectors."

In October 2000, Alcan merged with algroup, positioning the Company as a market leader in the aluminum and packaging industries.

Alcan is a multinational, market-driven, organization and a global leader in aluminum and packaging with annual revenues of approximately US$13 billion. Alcan maintains a low-cost position in primary aluminum, has advanced aluminum fabrication facilities and has a US$3 billion global flexible and specialty packaging business. Alcan employs 53,000 people and has operations in 40 countries.

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MEDIA CONTACT:

Marc Osborne
+1 (514) 848-1342

INVESTOR CONTACT:

Michael Hanley
+1 (514) 848-8368

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